UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement

As previously disclosed in the Company’s Current Report on Form 8-K, File No. 001-10924, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2016 (the “Original Form 8-K”), the Company entered into a Credit Agreement (the “Credit Agreement”) on March 8, 2016, with certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, which provided for, among other matters, the issuance of term loans in the principal amount of $350,000,000 to the Company, net of original issue discount of $16,763,346, which equals the consideration received by the Company for the issuance of the Warrants (as defined below) and shares of Special Voting Preferred Stock (as defined below).

On March 15, 2016, the Company entered into an Amendment No. 1 to Credit Agreement (“Term Loan Amendment”), pursuant to which a new lender became party to the Credit Agreement and Section 6.17 of the Credit Agreement was amended to exclude certain accounts from the requirements thereof.

The foregoing description of the Term Loan Amendment is only a summary of, and is qualified in its entirety by reference to, the full text of the Term Loan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 4 to Third Amended and Restated Credit Agreement

As previously disclosed in the Original Form 8-K, the Company entered into an Amendment No. 4 to Third Amended and Restated Credit Agreement (the “Amendment”) on March 8, 2016, with certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  The Company is refiling the Amendment to this Current Report on Form 8-K to reflect certain ministerial changes to the Amendment made since the filing of the Original Form 8-K.

Warrant and Preferred Stock Purchase Agreement

As previously disclosed in the Original Form 8-K, the Company entered into a Warrant and Preferred Stock Purchase Agreement (the “Purchase Agreement”) on March 8, 2016 with AF IV Energy LLC, a Delaware limited liability company and an affiliate of Ares Management LLC (“Ares”), pursuant to which the Company agreed to issue to the purchasers identified therein (the “Purchasers”), (i) warrants to purchase an aggregate of up to 2,251,364 shares, subject to adjustment under the Warrants (the “Warrant Shares”), of the Company’s common stock, $0.10 par value per share (the “Common Stock”), which represented approximately 18.5% of the shares of Common Stock outstanding as of March 7, 2016 (the “Warrants”), and (ii) 3,500 shares of a new series of special voting preferred stock (the “Special Voting Preferred Stock”).

The transactions contemplated by the Purchase Agreement closed on March 15, 2016 (the “Closing”).  The aggregate purchase price paid by the Purchasers with respect to the Warrants and the Special Voting Preferred Stock was $16,763,346.  The Warrants and shares of Special

Voting Preferred Stock were issued in a private placement exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Rule 506 promulgated thereunder.

In connection with the Closing, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation setting forth the rights, preferences, privileges and restrictions applicable to the Special Voting Preferred Stock and entered into (i) a Registration Rights Agreement with each of the sellers listed on Schedule I thereto (the “Registration Rights Agreement”), and (ii) a Standstill Agreement with the Purchasers party thereto (the “Standstill Agreement”).

Certificate of Designation

The Certificate of Designation designated 3,500 shares of the Company’s authorized and unissued shares of preferred stock, $0.10 par value per share, as Special Voting Preferred Stock.  The shares of the Special Voting Preferred Stock grant the holders thereof (the “Holders”) the right to elect up to two members to the Company’s Board of Directors (the “Board”), subject to reductions based on the number of unexercised Warrants held by the Holders of the Special Voting Preferred Stock.

Subject to certain conditions and qualifications set forth in the Certificate of Designation, for so long as the initial Holders, their respective affiliates and any other permitted transferees hold unexercised Warrants in respect of greater than or equal to 50% of the Warrant Shares in the aggregate, the Holders, voting exclusively and separately as a class, are entitled to elect two members of the Board, and for so long as the initial Holders, their respective affiliates and any other permitted transferees hold unexercised Warrants in respect of less than 50% but greater than or equal to 20% of the Warrant Shares in the aggregate, the Holders, voting exclusively and separately as a class, are entitled to elect one member of the Board (each such member of the Board, a “Preferred Director”).  The right of the Holders to elect up to two members to the Board will terminate on the “Board Election Termination Date,” which is defined in the Certificate of Designation as the earlier of the date upon which (i) the Warrants remain unexercised in respect of less than 20% of the Warrant Shares in the aggregate and (ii) the Warrant Shares issuable upon the exercise of Warrants held by the initial Holders, their respective affiliates and any other permitted transferees constitute less than 20% of the Warrant Shares in the aggregate.

The initial term of office of each initial Preferred Director will begin on the earlier of (1) the fifth business day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2015 and (2) March 31, 2016.  Generally, Preferred Directors will be elected by the Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock at each annual meeting of the stockholders of the Company (the “Stockholders”), with each Preferred Director serving a term of office expiring at the earliest of the next annual meeting of the Stockholders, the Board Election Termination Date or the death, resignation or removal of such Preferred Director.  The initial Preferred Directors are expected to be elected subsequent to the filing of this Current Report on Form 8-K.

Pursuant to the Certificate of Designation, unless otherwise provided by any Federal or state law, the Company’s Certificate of Incorporation, the restated bylaws of the Company, as amended

(the “Bylaws”), or the provisions of Section 4 therein, the Holders do not have the right to vote for the election of directors, other than Preferred Directors, or on any other matters presented to the Stockholders for action by their written consent or at any annual meeting or special meeting of the Stockholders. In addition, the Holders of the Special Voting Preferred Stock will not be entitled to receive any dividends declared and paid by the Company.

From the date the shares of Special Voting Preferred Stock are first issued and ending on the Board Election Termination Date, the Company may not, without the prior written consent of the Holders of a majority of the issued and outstanding shares of Special Voting Preferred Stock (i) change, amend, alter or repeal any provision of the Company’s Certificate of Incorporation or the Bylaws, or create a new series of preferred stock or issue any other securities, to the extent any such action would adversely affect the Holders of the Special Voting Preferred Stock, or (ii) increase or decrease the authorized number of members of the Board from seven directors, including any Preferred Directors.

The Certificate of Designation provides that from the date the shares of Special Voting Preferred Stock are first issued and ending on the Board Election Termination Date, the Holders, the Preferred Directors and their respective affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Board and their respective affiliates will have no rights in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, will not be deemed wrongful or improper.  Additionally, to the extent permitted by applicable law, none of the Holders, the Preferred Directors or their respective affiliates are obligated to present any investment opportunity to the Company even if such opportunity is of a character that the Company or any of its respective subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, in each case unless such investment opportunity is presented in writing to such Preferred Director or his or her affiliates in his or her capacity as a director of the Company, and, subject to the foregoing, each of the Holders, the Preferred Directors or their respective affiliates will have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such corporate opportunity.

The Special Voting Preferred Stock may be redeemed by the Company following the Board Election Termination Date at a redemption price of $1.00 per share of Special Voting Preferred Stock.

The shares of Special Voting Preferred Stock are subject to restrictions on transfer, which prevent the transfer of any such shares to third parties, other than affiliates of the initial Holders, without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

In the event of liquidation, dissolution or winding up of the Company, the Holders are entitled to receive $1.00 for each share of Special Voting Preferred Stock.

The foregoing description of the Certificate of Designation is only a summary of, and is qualified in its entirety by reference to, the full text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Warrants

In connection with the Closing, the Company issued the Warrants to the Purchasers.  Each Warrant affords the holder the opportunity to purchase shares of Common Stock at an exercise price of $22.00.  The Warrants expire on March 15, 2026.

The number of shares of Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time pursuant to Section 2 of the Warrant upon the occurrence of certain events, including the subdivision or combination of Common Stock, the issuance of a dividend to all holders of Common Stock, certain issuances of Common Stock, certain issuance of rights or options and certain issuance of convertible securities. The Warrant contains a “cashless exercise” feature that allows the Holder to exercise the Warrant without a cash payment to the Company upon the terms set forth in the Warrant.

In the event that any exercise of the Warrant prior to the Stockholder Approval (as defined below) would result in the issuance of Warrant Shares that (i) have, or will have upon issuance, voting power in excess of 19.99% of the voting power of the Common Stock outstanding before the Issuance Date (as defined therein) or (ii) represent, or will represent upon issuance, in excess of 19.99% of the number of shares of Common Stock outstanding before the Issuance Date (each of (i) and (ii), the “Warrant Exercise Cap”), the Company shall have no obligation to issue and deliver Warrant Shares in excess of the Warrant Exercise Cap unless and until the approval of the requisite holders of the issued and outstanding voting capital stock of the Company required by the listing requirements of The New York Stock Exchange, Inc. has been obtained (the “Stockholder Approval”).  The Company has agreed to use commercially reasonable efforts to seek the Stockholder Approval promptly following the Issuance Date, which obligation continues until the Stockholder Approval has been obtained.

Prior to the occurrence of certain events constituting a Fundamental Transaction (as defined therein) as a result of which the shares of Common Stock (or other securities, cash, assets or other property purchasable upon exercise of the Warrant prior to the Fundamental Transaction) would be converted into, changed into or exchanged for, stock, securities or other assets (including cash or any combination thereof), each holder of a Warrant will have the right to receive, upon exercise of a Warrant, an amount of securities, stock or other assets received in connection with such event with respect to or in exchange for the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such event.

The Warrants and the Warrant Shares are subject to restrictions on transfer set forth in the Warrants.

The foregoing description of the Warrants is only a summary of, and is qualified in its entirety by reference to, the full text of the Form of Warrant to Purchase Common Stock, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Standstill Agreement

On March 15, 2016, the Company entered into a Standstill Agreement with each Purchaser. Pursuant to the Standstill Agreement, until the Standstill Termination Date (as such term is defined therein), the Purchasers and certain of their affiliates have agreed not to, directly or indirectly, engage in any activities that would constitute a “Change of Control” (as defined in the indenture governing the Company’s existing Senior Notes due 2019).

The foregoing description of the Standstill Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Form of Standstill Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

On March 15, 2016, the Company entered into the Registration Rights Agreement with the sellers listed on Schedule I thereto (the “Sellers”) relating to the registered resale from time to time of (i) the Common Stock issuable upon exercise of the Warrants, and (ii) certain other Common Stock owned by Ares, the Sellers or any of their respective affiliates (collectively, the “Registrable Shares”).  Pursuant to the Registration Rights Agreement, and subject to limitations set forth therein, the Company is required to use commercially reasonable efforts to effect up to five registrations with the SEC with respect to the registration of the offer of all Registrable Shares that the Sellers request to be registered.  Pursuant to the Registration Rights Agreement, the Company has also granted the Sellers piggyback registration rights on the terms and conditions set forth therein.

The foregoing description of the Registration Rights Agreement is only a summary of, and is qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The transactions contemplated by the Credit Agreement, the Term Loan Amendment and the Amendment closed and funded on March 15, 2016.  The information set forth under Item 1.01 above and Item 1.01 in the Original Form 8-K with respect to the Credit Agreement and the Amendment is incorporated into this Item 2.03 by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

The information relating to the Warrant and Preferred Stock Purchase Agreement, the Warrants and the Certificate of Designation set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board approved the Certificate of Designation on March 7, 2016.  The Certificate of Designation was filed with the Secretary of State of the State of Delaware on March 15, 2016.

The information relating to the Certificate of Designation set forth in Item 1.01, including the description of the rights and preferences of the Special Voting Preferred Stock, is incorporated into this Item 5.03 by reference.

Item 7.01 — Regulation FD Disclosure.

On March 15, 2016, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K, and the closing of the transactions described in the Original Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Certificate of Designation of the Special Voting Preferred Stock of Clayton Williams Energy, Inc., dated as of March 15, 2016.

10.1

Amendment No. 1 to Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of March 15, 2016.

10.2

Amendment No. 4 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of March 8, 2016.

10.3	Form of Warrant to Purchase Common Stock dated as of March 15, 2016.

10.4	Form of Standstill Agreement dated as of March 15, 2016.

10.5	Registration Rights Agreement by and between the Company and the Sellers listed on Schedule I thereto, dated as of March 15, 2016.

99.1	Press Release, dated as of March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: March 15, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: March 15, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation of the Special Voting Preferred Stock of Clayton Williams Energy, Inc., dated as of March 15, 2016.

10.1

Amendment No. 1 to Credit Agreement by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Wilmington Trust, National Association, as Administrative Agent, dated as of March 15, 2016.

10.2

Amendment No. 4 to Third Amended and Restated Credit Agreement by and among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of March 8, 2016.

10.3	Form of Warrant to Purchase Common Stock dated as of March 15, 2016.

10.4	Form of Standstill Agreement dated as of March 15, 2016.

10.5	Registration Rights Agreement by and between the Company and the Sellers listed on Schedule I thereto, dated as of March 15, 2016.

99.1	Press Release, dated as of March 15, 2016.